[PROTECTIVE LIFE INSURANCE COMPANY LETTERHEAD]

EXHIBIT 32(b)

CERTIFICATION PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2003

In connection with the Quarterly Report of Protective Life Insurance Company (“Protective Life”) on Form 10Q for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Allen W. Ritchie, Executive Vice President and Chief Financial Officer of Protective Life, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2003, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of § 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Protective Life.

/s/ Allen W. Ritchie
Executive Vice President and
      Chief Financial Officer
May 17, 2004

This certification accompanies the Report pursuant to §906 of the Sarbanes-Oxley Act of 2003 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2003, be deemed filed by Protective Life for purposes of §18 of the Securities Exchange Act of 1934, as amended.